UNITED TELEPHONE COMPANY OF FLORIDA
                              1993 FORM 10-K

                                                     Exhibit 23


                    CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
United Telephone Company of Florida


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-51404) of United Telephone Company of Florida and in the related Prospectus, pertaining to the registration of First Mortgage Bonds, of our report dated January 21, 1994, with respect to the consolidated financial statements and schedules of United Telephone Company of Florida included in this Annual Report (Form 10-K) for the year ended December 31, 1993.



                                        ERNST & YOUNG

Kansas City, Missouri
March 30, 1994